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                                  CUSTODY AGREEMENT


       AGREEMENT, effective March 30, 1998, between THE CHASE MANHATTAN BANK (the "Bank") and THE LINCOLN NATIONAL GROWTH AND INCOME FUND, INC. ("Customer") a registered investment company under the Investment Company Act of 1940, as amended.

       CUSTODY ACCOUNT DEFINED. The Customer hereby requests the Bank to open and to maintain a "Custody Account" in the Customer's name as Entitlement Holder, in order to hold therein, as the Customer's Securities Intermediary, upon the following terms and conditions, all Financial Assets which are the property of Customer. As used herein, the term "Custody Account" shall include all such custody accounts opened pursuant to this Custody Agreement (the "Agreement"). From time to time, Customer may instruct the Bank to open additional Custody Accounts in Customer's name. Unless Customer and Bank shall otherwise expressly agree in writing, all such Custody Accounts shall be governed by the terms of this Agreement.

       OTHER DEFINITIONS.
       "Financial Assets" means Securities. As the context requires a Financial Asset means either the interest itself or the means by which a person's claim to it is evidenced, including a certificated or uncertificated Security, a security certificate, or a Security Entitlement.

       "Securities" means stocks, bonds, rights, warrants and other negotiable and non-negotiable paper issued in certificated form or in uncertificated form and commonly traded or dealt in on securities exchanges or financial markets, and other obligations of an issuer, or shares, participations and interests in an issuer recognized in any area in which it is issued or dealt in as a medium for investment and any other property as shall be acceptable to you for the Custody Account.

       "Security Entitlement" means the rights and property interest of an Entitlement Holder with respect to a Financial Asset as set forth in Part 5 of Article 8 of the New York Uniform Commercial Code.

       "Entitlement Holder" means a person identified in the records of a Securities Intermediary as the person having a Security Entitlement against the Securities Intermediary.

       "Securities Intermediary" means the Bank, a Depository, and any other financial institution which in the ordinary course of its business maintains Securities accounts for others and acts in that capacity.


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       "Instructions" shall have the meaning set forth in Section 2 of this
       Agreement.

1.     TRANSACTIONS

       (A)    TRANSACTIONS REQUIRING INSTRUCTIONS

              (i)    Receipt and Disbursement of Funds
                     Bank shall open and maintain a separate cash account in the name of the Customer for each Custody Account ("Custody Cash Account") to which cash will be credited and debited in respect of all transactions to the Custody Account pursuant to this Agreement, and in which cash shall not be subject to withdrawal by check or draft. Bank shall make payment from the Custody Cash Account only upon the Instructions of the Customer.

                     Bank is hereby authorized to endorse and collect all checks, drafts or other orders for the payment of money received by Bank for the account of the Customer.

              (ii)   Segregated Account
                     Upon receipt of Instructions from Customer, Bank will establish and maintain a segregated Securities account or accounts on Bank's records for and on behalf of Customer, in which may be credited cash and/or Financial Assets:

                     (a) in accordance with the provisions of an agreement among Customer and a broker/dealer (registered under the Securities and Exchange Act of 1934 ("Exchange Act") and a member of the National Association of Securities Dealers, Inc. ("NASD"), or any futures commission merchant registered under the Commodity Exchange Act, relating to compliance with the rules of the Options Clearing Corporation and of any registered national securities exchange (or the Commodity Futures Training Commission or any registered contract market), or of any similar organization, regarding escrow or other arrangements in connection with the transactions by Customer;

                     (b) for the purpose of segregating cash or Financial Assets with options purchased or sold by Customer; and

                     (c) for other proper corporate purposes as per the Instruction of an Authorized Officer.

              (iii)  Receipt and Holding of Securities
                     Bank shall hold in the Custody Account, and at all times separate from the assets of Bank, all Financial Assets (including Securities received by it in


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                     physical form) for the account of the Customer.  All such
                     Financial Assets held in the Custody Account are to be held or disposed of by Bank for, and subject at all times to the Instructions of, the Customer pursuant to the terms of this Agreement. The Bank shall have no power or authority to assign, hypothecate, pledge or otherwise dispose of any such Financial Assets and investments, except pursuant to the Instructions of the Customer and except as permitted by Section 14 hereof.

                     Unless the Bank receives contrary Instructions from the Customer, the Bank is authorized to keep certificated Securities in the Bank's own vaults (and to the extent it does so, Bank shall maintain those Securities separate from the securities it maintains for its other customers), or in book entry form registered in the Bank's name or in the name of the Bank's nominee or nominees or, where Securities are eligible for deposit in a Depository (hereinafter defined), such as The Depository Trust Company, the Federal Reserve Bank of New York or Participants Trust Company, the Bank may use any such Depository and permit the registration of registered Securities in the name of its nominee or nominees, and the Customer agrees to hold the Bank and the nominees harmless from any liability as holders of record. The Customer shall accept the return or delivery of Securities of the same class and denomination as those deposited with the Bank by the Customer or otherwise received by the Bank for the Custody Account, and the Bank need not retain the particular certificates so deposited or received.

                     If any of the Customer's Securities registered in the Bank's name or the name of the Bank's nominee or held in a Depository and registered in the name of the Depository's nominee are called for partial redemption by the issuer of such Securities, the Bank is authorized to allot the called portion to the respective beneficial holders of the Securities in any manner deemed to be fair and equitable by the Bank in the Bank's sole discretion.

              (iv)   Transfer, Exchange, Redelivery of Securities

                     The Bank shall release or deliver any Financial Assets of the Customer held by it only as authorized by this Agreement. The Bank agrees to transfer, exchange, or deliver Financial Assets held by it hereunder (a) for the sale of such Financial Assets for the account of the Customer against receipt by the Bank of payment therefor;
                     (b) when such Financial Assets are called, redeemed or retired or otherwise become payable; (c) in exchange for or upon conversion into other Financial Assets alone or other Financial Assets and cash, whether pursuant to any plan of merger, consolidation, reorganization, recapitalization or readjustment, or otherwise; (d) upon conversion of such Financial Assets, pursuant to their terms, into other Financial Assets; (e) upon


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                     exercise of subscription, purchase or other similar rights represented by such Financial Assets; (f) for the purpose of exchanging interim receipts or temporary certificated Securities for definitive certificated Securities; or (g) for other corporate purposes. As to any deliveries made by the Bank pursuant to items (a), (b), (c), (d), (e), (f) and
                     (g), Financial Assets or cash receivable in exchange therefor shall be deliverable to or for the account of the Bank and credited by Bank to the Custody Account or the Custody Cash Account, as appropriate.

                     Before making any transfer, exchange or delivery, as per items (a) through (g), the Bank shall receive an Instruction authorizing such transfer, exchange or delivery.

       (B)    TRANSACTIONS WITHOUT INSTRUCTIONS
              Unless and until the Bank receives an Officer's Certificate (defined in Section 2 hereof) to the contrary, the Bank shall:
              (a) present for payment all coupons and other income items held by it for the account of the Customer which call for payment upon presentation, and credit such payment to the Custody Cash Account;
              (b) collect interest and cash dividends received, with notice to the Customer, and credit such interest and cash dividends to the Custody Cash Account; (c) deposit to the Custody Account all stock dividends, rights and similar Securities (except for fractional shares) issued with respect to any Securities held by it hereunder; (d) execute as agent on behalf of the Customer all necessary ownership certificates required by the Internal Revenue Code or the Income Tax Regulations of the United States Treasury Department or under the laws of any State now or hereafter in effect, inserting the Customer's name on such certificate as the owner of the Securities covered thereby, to the extent it may lawfully do so.

2.     INSTRUCTIONS.

       (A) DEFINITION. As used in this Agreement the term "Instructions" includes, without limitation, instructions to sell, assign, transfer, deliver, purchase, hold or receive for the Custody Account, any and all stocks, bonds and other Financial Assets, or to transfer funds in the Custody Cash Account.

       (B) BY RESOLUTION OR CERTIFICATE. The Bank is authorized to rely and act upon all written Instructions given or purported to be given by one or more officers, employees or agents of the Customer
              (i) authorized by or in accordance with a corporate resolution of the Customer delivered to the Bank; or (ii) described as authorized in a certificate ("Officer's Certificate") delivered to the Bank by the Customer's Secretary or an Assistant Secretary or similar officer of the Customer (each such officer, employee or agent or combination of officers, employees and


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              agents authorized pursuant to clause (i) or described pursuant to clause (ii) of this paragraph (B) is hereinafter referred to as an "Authorized Officer").

       (C) BY FACSIMILE SIGNATURE. The Bank may rely and act upon Instructions, otherwise valid, which bear or purport to bear the facsimile signature of any Authorized Officer regardless of by whom or by what means the actual or purported facsimile signature or signatures thereon may have been affixed thereto, if such facsimile signature or signatures resemble the facsimile specimen or specimens from time to time furnished to the Bank by any of such Authorized Officers, the Customer's Secretary or an Assistant Secretary or similar officer of the Customer.

       (D) OTHER ACCEPTABLE INSTRUCTIONS. The Bank may rely and act upon Instructions received by telex, facsimile transmission, bank wire or other teleprocess, electronic or electro-magnetic medium or electronic instruction or trade information system acceptable to the Bank, which Instructions the Bank believes in good faith to have been given by an Authorized Officer or which are transmitted with proper testing or authentication pursuant to terms and conditions which the Bank may specify. The Bank may also rely and act upon Instructions transmitted electronically through the Bank's TITAN Data Entry System or any similar electronic instruction system acceptable to the Bank.

              Subject to the next following paragraph with respect to the transfer of cash from the Custody Cash Account, the Bank may rely and act upon any Instructions delivered to the Bank by telephone, and Instructions delivered by telephone shall be promptly thereafter confirmed in writing by an Authorized Officer; however, the Bank shall incur no liability for the Customer's failure to send such confirmation in writing, for the failure of any such written confirmation to conform to the telephone Instructions which the Bank received, or for the failure of any such written confirmation to be signed or properly signed.

              With respect to Instructions by telephone from an Authorized Officer to transfer cash from the Custody Cash Account, PRIOR TO EXECUTING EACH SUCH INSTRUCTION the Bank shall obtain oral confirmation for the transfer by calling back any one of the individuals on a list of persons authorized to confirm those oral funds transfer Instructions (which individual shall not be the initiator of that Instruction), and the Bank shall NOT transfer the cash until it has received that oral confirmation. Written confirmation shall thereafter promptly be given by the Customer; however, the Bank shall incur no liability for the Customer's failure to send such confirmation in writing, for the failure of any such written confirmation to conform to the telephone Instructions which the Bank received, or for the failure of any such written confirmation to be signed or properly signed.


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       (E)    ADDITIONAL TERMS RELATING TO INSTRUCTIONS.   The Bank shall incur
              no liability to the Customer or otherwise when the Bank acts or refrains from acting, as the case may be, in accordance with Instructions on which the Bank is authorized to rely pursuant to the provisions of this Agreement. In addition, the Bank shall incur no liability for refraining from acting upon any Instructions which for any reason the Bank, in good faith, is unable to verify to the Bank's own satisfaction.

              Unless otherwise expressly provided, all authorizations and Instructions shall continue in full force and effect until canceled or superseded by subsequent authorizations or Instructions received by the Bank's account administrator with reasonable opportunity to act thereon. The Bank's authorization to rely and act upon Instructions pursuant to this paragraph shall be in addition to, and shall not limit, any other authorization which the Customer may give the Bank regarding the Customer's accounts with the Bank.

              The Customer agrees that, if the Bank requires test arrangements, authentication methods or procedures or other security devices to be used with respect to Instructions which the Customer may give hereunder, thereafter Instructions given by the Customer shall be given and processed in accordance with terms and conditions for the use of such arrangements, methods or procedures or devices as the Bank may put into effect and modify from time to time. The Customer shall safeguard any testkeys, identification codes or other security devices which the Bank makes available to the Customer and Customer agrees that it shall be responsible for any loss, liability or damage incurred by the Bank or by itself as a result of the Bank's acting in accordance with Instructions from any unauthorized person using the proper security device, unless that unauthorized use is the result of the Bank's negligence or willful misconduct. Either party may electronically record any Instructions given by telephone, and any other telephone discussions with respect to the Custody Account or transactions pursuant to this Agreement.

              Except as may be provided otherwise herein, the Bank is authorized to execute the Customer's Instructions and take other actions pursuant to this Agreement in accordance with the Bank's customary processing practices for customers similar to the Customer and, in accordance with such practices, the Bank may retain agents, including subsidiaries or affiliates of the Bank, to perform certain of such functions.

              In acting upon Instructions to deliver Securities against payment, the Bank is authorized, in accordance with customary securities processing practices, to deliver such Securities to the purchaser thereof or dealer therefor (including to an agent for any such purchaser or dealer) against a receipt, with the expectation of collecting payment from the purchaser, dealer or agent to whom the Securities were so delivered before the close of business on the same day.



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3.     STATEMENTS

       The Bank shall notify the Customer of each Financial Asset transaction effected for the Custody Account and of income on and redemptions of the Financial Assets in the Custody Account, as well as furnish the Customer a listing of such Financial Assets, at such times upon which the Bank and the Customer mutually agree. Periodic statements shall be rendered to the Customer as the Customer may reasonably require, but not less frequently than monthly.

       Unless Customer shall send to Bank a written exception or objection to any statement of account within 60 days of Customer's receipt of such statement from Bank, Customer shall be deemed to have approved such statement, except for items which the Bank later discovers and corrects, and except for items which Customer discovers after the 60-day period and which Customer could not reasonably have been expected to discover within the 60-day period. In any instance in which any statement shall be deemed to have been approved by Customer, or where Customer has otherwise approved such statement, Bank shall, to the extent permitted by law, be released, relieved and discharged with respect to all matters set forth in such statement or reasonably implied therefrom.

4.     ACCESS TO RECORDS

       Books and records of the Bank relating to the Custody Account and the Custody Cash Account shall be open to inspection and audit at all reasonable times during normal business hours upon request of, and reasonable advance notice by, Customer's independent public accountants; directors, officers, employees or agents of the Customer designated to the Bank; and legally authorized regulatory officials (upon proof to the Bank of such official status) who are then in the process of reviewing the Customer's financial affairs.

5.     CORPORATE ACTIONS

       Promptly after sufficient copies are received by the Bank for forwarding to customers, the Bank shall send to Customer, or to Customer's designee, such proxies (signed in blank, if issued in the Bank's name or the name of the Bank's nominee or a nominee of a Depository) and communications with respect to the Financial Assets in the Custody Account which call for voting or which relate to legal proceedings. In addition, the Bank shall follow coupon payments, redemptions, exchanges or similar matters with respect to the Financial Assets in the Custody Account and promptly advise the Customer of rights issued, tender offers or any other discretionary rights with respect to such Financial Assets, in each case, of which the Bank receives notice at its Corporate Action Department from the issuer or from the Depository in which such Financial Assets are held for the account of the Bank, or from



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       notice published in publications and reported in reporting services routinely used by the Bank for this purpose.

6.     CUSTODIAN RESPONSIBILITY

       The Bank shall be obligated to indemnify the Customer for the loss of Financial Assets credited to the Custody Account resulting from (i) the negligence or willful misconduct of the Bank or the Bank's officers, employees or agents retained by the Bank to hold such Financial Assets; or (ii) burglary, robbery, hold-up, theft or mysterious disappearance, including loss by damage or destruction. In the event of a loss of Financial Assets held in the Custody Account for which the Bank is required to indemnify the Customer pursuant to the immediately preceding sentence, at the Bank's option but subject to mutual agreement of the parties, the Bank shall promptly either: a) replace such Financial Assets by, among other means, posting appropriate security or bond with the issuer(s) of such Financial Assets and obtaining their reissue; or 2) replace (i) the value thereof determined based upon the market value of the Financial Assets which are the subject of such loss as of the date of the discovery of such loss, and (ii) the value of any loss of rights or privileges resulting from the loss of such Financial Assets. The foregoing indemnity shall be the Bank's exclusive liability to the Customer for the Bank's loss of Financial Assets from the Custody Account.

       In respect of all the Bank's other duties and obligations pursuant to the terms of this Agreement, the Bank shall be liable to the Customer only to the extent of the Customer's general damages suffered or incurred as a result of any act, omission, or failure to act of the Bank or the Bank's officers, employees or agents which constitutes negligence or willful misconduct. General damages shall mean only those damages as directly and necessarily result from such act or omission without reference to any special conditions or circumstances of the Customer or of any transaction, whether or not the Bank has been advised of any such special conditions or circumstances. Anything in this Agreement to the contrary notwithstanding, in no event shall the Bank be liable to the Customer under this Agreement for special, indirect or consequential loss or damage of any kind whatsoever, whether or not the Bank is advised as to the possibility of such loss or damage and regardless of the form of action through which any such loss or damage may be claimed.

       With respect to Depositories, the Customer agrees to be bound by the Depository rules and procedures applicable to the Bank as a participant in respect of any securities held by the Bank in the Bank's account with such Depository. "Depository" shall mean a "securities depository" as defined in Rule 17f-4 of the Investment Company Act of 1940.

       All collection and receipt of funds or Financial Assets and all payment and delivery of funds or Financial Assets under this Agreement shall be made by the Bank as the Customer's agent, at the Customer's risk with respect to the Customer's actions or omissions and those of persons other than the Bank (except for a Depository), including, without limitation, the risk associated with the securities processing practice of delivering securities against a


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       receipt and the risk that the counterparty in any transaction into which the Customer enters will not transfer funds or Financial Assets or otherwise perform in accordance with the Customer's expectation of its obligations thereunder.

       In no event shall the Bank be responsible or liable for any loss due to forces beyond the Bank's control, including, but not limited to, acts of God, flood, nuclear fusion, fission or radiation, war (declared or undeclared), terrorism, insurrection, revolution, riot, strikes or work stoppages for any reason, embargo, closure or disruption of any market, government action, including any laws, ordinances, regulations or the like which restrict or prohibit the providing of the services contemplated by this Agreement. In the event that the Bank is unable substantially to perform for any of the reasons described in the immediately preceding sentence, the Bank shall so notify the Customer as soon as reasonably practicable.

       The Bank shall be responsible for only those duties expressly stated in this Agreement or expressly contained in Instructions to perform the services described herein given to the Bank pursuant to the provisions of this Agreement and accepted by the Bank. Without limiting the foregoing, the Bank shall have no duty or responsibility:

       (A) to supervise the investment of, or make recommendations with respect to the purchase, retention or sale of, Financial Assets relating to the Custody Account, or to maintain any insurance on the Financial Assets in the Custody Account for the Customer's benefit;

       (B) with regard to any Financial Asset in the Custody Account as to which a default in the payment of principal or interest has occurred: (i) to give notice of default or make demand for payment to the issuer or (ii) to take any other action with respect to such default except, in each instance, where the Bank has been requested by the Customer and the Bank has agreed in writing to do so;

       (C) for any act or omission, or for the solvency or insolvency, or notice to the Customer of the solvency or insolvency, of any broker or agent which is selected by the Customer or any third party to effect any transaction for the Custody Account or to perform any service under this Agreement;

       (D) to evaluate, or report to the Customer regarding, the financial condition of any person, firm or corporation to which the Bank delivers Financial Assets or funds pursuant to this Agreement;

       (E) for any loss occasioned by delay in the actual receipt of notice by the Bank of any payment, redemption or other transaction in respect to which the Bank is authorized to take some action pursuant to this Agreement, (unless the delay was caused by the negligence or intentional misconduct of Bank); or


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       (F)    for any errors or omissions made by any third party securities pricing service used by the Bank to value Securities credited to the Custody Account as part of any service subscribed to by the Customer from the Bank.

7.     SETTLEMENTS

       The Customer agrees with the Bank that all credits of Financial Assets and funds by the Bank to the Custody Account and the Custody Cash Account, respectively, on the settlement or payable date shall be provisional when made and the Bank shall be entitled to reverse any such credits subject to actual receipt or collection of immediately available funds.

       The Customer shall have sufficient immediately available funds each day in the Custody Cash Account to pay for the settlement of all Financial Assets delivered to the Bank against payment and credited to the Custody Account. Should the Customer fail to have sufficient immediately available funds in the Custody Cash Account to settle these deliveries of Financial Assets pursuant to the preceding sentence, this shall constitute a "Deficit." In the event of a Deficit the Bank, in its sole discretion, may elect (i) to reject the settlement of any or all of the Financial Assets delivered to the Bank that day to the Custody Account;
       (ii) to settle the deliveries on the Customer's behalf and debit the Custody Cash Account (A) for the amount of such Deficit, and (B) for the amount of the funding or other cost or expense incurred or sustained by the Bank for the Customer's failure to have sufficient immediately available funds in the Custody Cash Account by the applicable settlement deadline for Customer; or (iii) to reverse the posting of the Financial Assets credited to the Custody Account.

       Bank shall have the right to reverse any erroneous or provisional credit entries to the Custody Cash Account retroactively to the date upon which the correct entry, or no entry, should have been made.

       The foregoing rights are in addition to and not in limitation of any other rights or remedies available to the Bank under this Agreement or otherwise. Any advances made by the Bank to the Customer in connection with the purchase, sale, redemption, transfer or other designation of Financial Assets or in connection with disbursements of funds to any party, which create or result in an overdraft in the Custody Cash Account shall be deemed a loan by the Bank to the Customer, payable on demand, and bear interest on the amount of the loan each day that the loan remains unpaid at the Bank's prime rate in effect as announced by the Bank from time to time.

       No prior action or course of dealing on the Bank's part with respect to the settlement of securities transactions on the Customer's behalf shall be used by or give rise to any claim or action by the Customer against the Bank for the Bank's refusal to pay or settle for a securities transaction the Customer has not timely funded as required herein.


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8.     DEPOSITORIES

       The parties agree that, as of the date of this Agreement, the Depositories the use of which the Customer has consented are Federal Reserve/Treasury Book Entry System (the "System"), Participant's Trust Company ("PTC"), and The Depository Trust Company ("DTC"). Other Depositories may be used under this Agreement if both parties consent in writing to the use thereof.

       If and to the extent that the Depositories permit the withdrawal of a Financial Asset in certificated form and Customer requires a certificate for making a loan or otherwise, Custodian shall take all necessary and appropriate action to obtain such certificate upon receipt of an Officer's Certificate requesting the same.

9.     RESPONSIBLE AS PRINCIPAL

       The Customer agrees that the Customer shall be responsible to the Bank as a principal for all of the Customer's obligations to the Bank arising under or in connection with this Agreement, notwithstanding that the Customer may be acting on behalf of other persons, and the Customer warrants the Customer's authority to deposit in the Custody Account and Custody Cash Account, respectively, any Financial Assets and funds which the Bank receives therefor and to give Instructions relative thereto. The Customer further agrees that the Bank shall not be subject to, nor shall the Bank's rights and obligations with respect to this Agreement and the Custody Account or the Custody Cash Account be affected by, any agreement between the Customer and any such person.

10.    CREDITING AND DEBITING PROCEDURES

       With respect to all transactions for the Custody Account and the Custody Cash Account, including, without limitation, dividend and interest payments and sales and redemptions of Financial Assets, availability of funds credited to the Custody Account and Custody Cash Account shall be based on the type of funds used in the trade settlement or payment, including, but not limited to, same day availability for federal or same day funds and next business day availability for clearing house or next day funds. Furthermore, with respect to all purchases and sales of Financial Assets for the Custody Account, the proceeds from the sale of Financial Assets shall be credited to the Custody Cash Account on the date proceeds are received by the Bank and the cost of Financial Assets purchased shall be debited to the Custody Cash Account on the date Financial Assets are received by the Bank, unless the Customer requests the Bank's contractual settlement service for the Custody Account in which case the following provisions shall apply with respect to the delivery and receipt of Financial Assets for the Custody Account for those Financial Assets and transactions as to which the Bank customarily offers this service:


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

       (A) When the Customer instructs the Bank to deliver or receive Financial Assets, on the contractual settlement date the Bank shall credit the Custody Cash Account with the expected proceeds of the transaction and debit the Custody Account for the Financial Assets which the Customer has instructed the Bank to deliver, in the case of deliveries, and debit the Custody Cash Account for the cost of the Financial Assets which the Customer has instructed the Bank to receive and credit the Custody Account with such Financial Assets, in the case of receives. These credits and debits are provisional accounting entries which the Bank shall reverse on the Customer's Instructions and which the Bank may reverse, even in the absence of Instructions from Customer, if the transaction with respect to which they were made fails to settle within a reasonable period, determined by the Bank in the Bank's discretion, after the contractual settlement date, except that if the Bank delivers Financial Assets which are returned by the recipient thereof, the Bank may reverse such credits and debits at any time. The Bank has no obligation to use this crediting and debiting procedure with respect to a delivery of Financial Assets if the Customer does not have actually in the Customer's account sufficient Financial Assets to make the delivery.

       (B) As with other transactions processed by the Bank, the Bank's responsibility with respect to transactions for which the Bank uses this crediting and debiting procedure shall be governed by the provisions of this Custody Agreement, including the section headed "Custodian Responsibility". The Customer agrees that the Bank's using this procedure is not an assurance by the Bank that the transaction will actually settle on the contractual settlement date and does not impose any additional responsibility on the Bank with respect to the transaction. Without limiting the Bank's right to reverse credits and debits described above, the account statements which the Bank furnishes to the Customer shall reflect transactions as to which the Bank uses this procedure as if they had actually settled on the contractual settlement date, unless prior to the date to which the statement relates, the Bank has reversed such credits and debits.

       (C) The Customer agrees that the Bank may terminate this contractual settlement service to the Customer at any time and for any reason.

              With respect to Financial Assets or transactions as to which the Bank does not customarily offer this service, the Bank shall (i) in the case of deliveries of Financial Assets, credit the proceeds of the transaction to the Custody Cash Account on the date they are received by the Bank and debit the Financial Assets from the Custody Account on the date they are delivered by the Bank, and
              (ii) in the case of Financial Assets received, debit the Custody Cash Account for the cost of such Financial Assets and credit the Custody Account with such Financial Assets on the date the Financial Assets are received by the Bank.

11.    TAXES

       Unless the Customer has already done so, the Customer shall deliver promptly to the Bank with respect to each Custody Account established under this Agreement, two duly completed and executed copies of United States Internal Revenue Service Form W-9, certifying that the Customer is entitled to receive United States source payments under or in connection with this Agreement without deduction as withholding or at a reduced rate of withholding for United States federal income taxes. The Customer agrees to provide duly executed and completed updates of such form (or successor applicable forms), on or before the date that such form expires or becomes obsolete or after the occurrence of an event requiring a change in the most recent form previously delivered by the Customer to the Bank.

       Upon receipt of Instructions the Bank is authorized to deduct from the cash received or credited to the Custody Cash Account any taxes or levies required by any revenue or governmental authority for whatever reason in respect of Custody Account.

       The Customer further agrees to pay, indemnify, and hold the Bank harmless from and against any and all liabilities, penalties, interest or additions to tax with respect to, or resulting from, any delay in, or failure by, the Bank (i) to pay, withhold or report any federal, state or foreign taxes imposed on, or in respect of, the property held in the Custody Account(s), or this Agreement, or (ii) to report interest, dividend or other income paid or credited to the Custody Cash Account, whether such failure or delay by the Bank to pay, withhold or report tax or income is a result of (x) the Customer's failure to comply with the terms of this section, or (y) the Bank's own acts or omissions; provided, however, that the Customer shall not be liable to the Bank for penalties or additions to tax as a result of Bank's failure to pay or withhold tax or to report to Customer interest, dividend or other income paid or credited to the Custody Cash Account solely as a result of Bank's negligent acts or omissions.

12.    FEES

       The Customer agrees to pay the Bank quarterly in arrears such compensation for the Bank's services pursuant to this Agreement as may mutually be agreed upon in writing. The current Compensation Schedule is reflected in Schedule A of this Agreement.

       The Customer shall pay the Bank or reimburse the Bank from time to time for all necessary and proper disbursements and expenses made or incurred by the Bank in the performance of this agreement.

13.    INDEMNIFICATION

       (A) Customer agrees to indemnify and hold Bank and its directors, officers, agents and employees (collectively the "Indemnitees") harmless from and against any and all claims, liabilities, losses, damages, fines, penalties, and expenses, including out-of-pocket and incidental expenses and reasonable legal fees ("Losses") which may be imposed on, incurred by, or asserted against, the Indemnitees or any of them for following any Instructions or other directions upon which Bank is authorized to rely pursuant to the terms of this Agreement.

       (B) In addition to and not in limitation of paragraph (a) immediately above, Customer also agrees to indemnify and hold the Indemnitees and each of them harmless from and against any and all Losses that may be imposed on, incurred by, or asserted against, the indemnitees or any of them in connection with or arising out of Bank's performance under this Agreement, provided the Indemnitees have not acted with negligence or engaged in willful misconduct.

       (C)    (i)    In the event that an Indemnitee wishes to assert a claim
              for indemnification under paragraph (A) or (B) above, within a reasonable time after receipt of notice or the commencement of an action or other claim against the Indemnitee, the Indemnitee shall deliver written notice to the Customer and provide a copy of the action or claim. The Indemnitee shall cooperate with the Customer with respect to the Customer's investigation of the claim. The Customer may assume the defense of the action upon notice to the Indemnitee, with legal counsel reasonably acceptable to the Indemnitee; provided, if the Customer is a party to the action the Indemnitee may retain the defense of such action if the Indemnitee is advised by counsel that there are legal defenses available to the Indemnitee which are different from or in addition to those available to the Customer.

              (ii) If the customer assumes the defense of the action pursuant to the foregoing paragraph (i), the following additional provisions shall apply: (1) the Customer shall provide the Indemnitee with copies of all documents received by it or by its counsel with respect to the indemnified matter promptly upon receipt thereof and with copies of all documents proposed to be delivered by it or by its counsel with respect to the indemnified matter, and shall use its reasonable best efforts to provide such documents sufficiently in advance of any deadline for delivery of such documents to allow the Indemnitee to review and comment thereon prior to such deadline and prior to actual delivery; (2) the Customer shall consult with the Indemnitee in good faith as to the conduct of the defense and shall give due regard to any comments or suggestions made by the Indemnitee, but the Customer shall not settle such action without the written consent of the Indemnitee, which consent shall not be unreasonably withheld; and
              (3) in the event the Indemnitee in good faith disagrees with the defense of the action, the Indemnitee may assume such defense at its own expense, but the Customer shall not otherwise be released from its obligation to indemnify the Indemnitee with respect to such action.

       (D) It is expressly understood and agreed that Losses claimable by the Indemnitees against the Customer under the indemnities in paragraphs (A) and (B) of this section 13 shall not include legal fees incurred by the Indemnitees to defend themselves against a claim or action by the Customer that the Indemnitees failed to properly perform under the terms of this Agreement.

14.    SECURITY INTEREST

       To the extent Bank has advanced funds on Customer's behalf in connection with the settlement of purchases and sales of Securities for the Custody Account, Bank shall have a security interest in the Securities which are the subject of such purchases and sales until Customer shall have repaid the amount of such advance to Bank, and Bank's security interest in such Securities shall be released upon Customer's repayment of such advance to Bank.

15.    ASSIGNMENT

       This Agreement may not be assigned by either party without the written consent of the other party, which consent shall not be withheld unreasonably.

16.    AMENDMENT

       This Agreement may be amended at any time upon mutual written agreement of the parties. The amendment will state the date upon which it becomes effective.

       Notwithstanding the foregoing, the Compensation Schedule reflected in Exhibit A to this Agreement may be amended by having both parties sign and date a new Schedule, without executing a formal amendment. Each such amended Schedule shall become a part of this Agreement as of a date stated thereon.

17.    TERMINATION

       Either party may terminate this Agreement at any time upon sixty (60) days' written notice to the other party. If Customer notifies Bank of termination under this provision, and subsequently desires to postpone the effective date of termination, customer may do so for up to another sixty (60) days, as long as Customer, prior to the expiration of the original 60-day period, notifies Bank of its intention to postpone.

       In the event Bank shall be dissolved or shall become incapable of acting, or in the event that control of Bank or its offices shall be taken over by any governmental authority, Customer, to the extent permitted by law, may terminate this agreement at any time without regard to the 60-day notice provision set forth in the immediately preceding paragraph.

       The Customer's obligations to the Bank pursuant to the sections under the headings "Settlements," "Fees," "Indemnification," "Taxes," and "Security Interest" shall survive the termination of this Agreement. In like manner, the Bank's obligations to the Customer pursuant to the paragraphs under the headings "Access to Records," "Corporate Actions," and "Custodian Responsibility" shall survive the termination of this Agreement.

       Except as provided in Section 14, upon termination of this Agreement or in the event a successor to the Bank shall be selected or appointed the Bank shall make delivery or payment of cash or Financial Assets held by the Bank hereunder whether or not full payment shall have been made to the Bank of all the Bank's fees, compensation, costs, and expenses, or whether the Bank shall have been furnished with security and indemnity satisfactory to the Bank against any liability, obligation, fees, compensation, cost or expense in connection with this Agreement (to the extent the Bank is entitled thereto under this Agreement.) Anything in this agreement to the contrary notwithstanding, except as provided in
       Section 14 nothing herein shall be construed to allow the Bank to recoup or set off any of the Bank's fees, charges, or other claims against any Financial Assets held by the Bank as custodian hereunder.

18.    NOTICES

       Notices with respect to termination, specification of Authorized Officers and terms and conditions for Instructions required hereunder shall be in writing, and shall be deemed to have been duly given if delivered personally; delivered by courier service; or sent by mail (postage prepaid), as the case may be, to and received at the following addresses (or to such other address as either party hereto may from time to time designate by notice duly given in accordance with this paragraph):

       To the Customer at:

                     Lincoln National Growth and Income Fund, Inc.
                     Attention: Securities Custody/Treasurer
                     1300 South Clinton Street
                     Fort Wayne, Indiana 46802

       To the Bank, to the attention of the individual designated by the Bank as the safekeeping account administrator for the Customer's account, at:

                     The Chase Manhattan Bank
                     North American Insurance Securities Services
                     3 Chase Metro Tech Center, Sixth Floor
                     Brooklyn, New York 11245

19.    GOVERNING LAW; HEADINGS

       This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to its law as to conflict of laws.

       The headings of the paragraphs hereof are included for convenience of reference only and do not form a part of this Agreement.

20.    PRIOR PROPOSALS; SUCCESSORS AND ASSIGNS

       This Agreement (including any Riders relating to additional services in respect of the Custody Account or the Custody Cash Account which the Customer may request of the Bank) shall contain the complete agreement of the parties hereto with respect to the Custody Account and the Custody Cash Account (except as may be expressly provided to the contrary herein) and supersedes and replaces any previously made proposals, representations, warranties or agreements with respect thereto by either or both of the parties hereto. This Agreement shall become effective upon execution hereof by the Customer and acceptance by the Bank. It is binding on the parties, their successors and assigns.

21.    SEPARABILITY

       Any provisions of this Agreement which may be determined by competent authority to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

22.    RESERVATION OF RIGHT

       The Bank shall have the right not to accept for deposit to the Custody Account any Securities which are in a form or condition which the Bank and the Customer mutually agree are not suitable for the services which the Bank provides under this Agreement.

23.    COUNTERPARTS

       This Agreement may be executed in several counterparts, each of which shall be deemed to be an original and together shall constitute one and the same agreement.

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed, in one or more counterparts, in its name and on its behalf by its duly authorized representatives:

THE CHASE MANHATTAN BANK    The Lincoln National Growth and Income Fund, Inc.



By:                                       By:
   --------------------------------          --------------------------------
Typed Name:                               Typed Name:
           ------------------------                  ------------------------
Title:                                    Title:
      -----------------------------             -----------------------------